AMENDMENT NO. 1 TO RESTRUCTURING AGREEMENT

         This Amendment No. 1 to Restructuring Agreement (this "Amendment") is made as of October 31, 2002, by and among:

         (a)      AMCAST INDUSTRIAL CORPORATION, an Ohio corporation
         ("Borrower");

         (b) the Guarantors, as defined in the Restructuring Agreement (as hereinafter defined) (together with Borrower, collectively, the "Credit Parties");

         (c) the Restructuring Lenders, as defined in the Restructuring Agreement; and

         (d)      the Collateral Agent, as defined in the Restructuring
         Agreement.

                                    RECITALS:

         A. The Credit Parties, the Guarantors, the Restructuring Lenders and the Collateral Agent are parties to the Restructuring Agreement, dated as of July 15, 2002 (as the same may from time to time be amended, restated or otherwise modified, the "Restructuring Agreement").

         B. The Credit Parties, the Guarantors, the Restructuring Lenders and the Collateral Agent desire to amend the Restructuring Agreement to modify certain provisions thereof and to consent and agree to certain other items as set forth herein.

         C. Each capitalized term used herein shall be defined in accordance with the Restructuring Agreement.

                                   AGREEMENT:

         In consideration of the premises and mutual covenants herein and for other valuable considerations, the Credit Parties, the Restructuring Lenders and the Collateral Agent agree as follows:

         1. New Definitions. Section 1.1 of the Restructuring Agreement is hereby amended to add the following new definitions thereto:

                  "Cash Collateral Account" has the meaning given to such term in the LIFO Restructuring Agreement.

                  "Domestic Adjusted EBITDA" means Domestic EBITDA other than Domestic EBITDA attributable to CTC Company (as defined in the Existing Credit Agreement).

                  "Domestic Fixed Charges" means, for any period, on a Consolidated basis (but excluding Foreign Subsidiaries and CTC Company, as defined in the Existing Credit Agreement) and in accordance with GAAP, the aggregate of (a) cash interest expense (including, without limitation, the "imputed interest" portion of capital leases, synthetics leases and asset securitizations, if any), (b) principal payments on Funded Indebtedness (as defined in the Existing Credit Agreement as in effect on the date hereof), and (c) Consolidated Capital Expenditures (as defined in the Existing Credit Agreement as in effect on the date hereof).

                  "Fixed Charge Deficit" means the deficiency created when Domestic Fixed Charges for the most recently completed fiscal quarter of Borrower exceed (i) Domestic Adjusted EBITDA for such quarter, plus
         (ii) the aggregate amount of cash on deposit in the Cash Collateral Account (other than the Special Reserve Funds) on the last day of such quarter.

                  "Fixed Charge Coverage Ratio" means, for any time period, the ratio of (a) Domestic Adjusted EBITDA for such period, to (b) Domestic Fixed Charges for such period.

                  "Fixed Charge Surplus" means the surplus created when Domestic Adjusted EBITDA for the most recently completed fiscal quarter of Borrower, plus the aggregate amount of cash on deposit in the Cash Collateral Account (other than the Special Reserve Funds) on the last day of such quarter exceeds Domestic Fixed Charges for such quarter.

                  "Special Reserve Funds" has the meaning specified in Section 3.10(b) hereof.

         2. Amendment to Section 3.2. Section 3.2 of the Restructuring Agreement is hereby amended and restated in its entirety as follows:

                  3.2 Loans and Letters of Credit.  Notwithstanding  anything to the contrary herein or in any Restructuring Lender Document, during the Restructuring Period, Borrower shall not request any loan, letter of credit or other extension of credit from any Restructuring Lender pursuant to any of the Restructuring Lender Documents, and no Restructuring Lender shall make any such loan, issue any such letter of credit or grant any other extension of credit to Borrower; provided, however, that (a) Borrower may request an extension of an existing letter of credit or the issuance of a new or replacement letter of credit so long as the aggregate outstanding face amount of all letters of credit outstanding under the Restructuring Lender Documents is not at any time in excess of the aggregate outstanding face amount of all letters of credit that are available to Borrower under the Restructuring Lender Documents prior to giving effect to this Agreement, and (b) Borrower may request the conversion of, and the Existing Credit Agreement Banks may convert, any outstanding LIBOR Loan (as defined in the Existing Credit Agreement) to a Prime Rate Loan (as defined in the Existing Credit Agreement) at the end of the Interest Period (as defined in the Existing Credit Agreement) applicable to such LIBOR Loan, and Borrower may request the continuation of, and the Existing Credit Agreement Banks may continue, any outstanding LIBOR Loan (provided that Borrower shall not select an Interest Period greater than one month).

         3. Amendment to Mandatory Prepayment Provisions. Section 3.5 of the Restructuring Agreement is hereby amended and restated in its entirety as follows:

                  3.5.     Mandatory Prepayments.
                           ---------------------

                  (a) In addition to any mandatory prepayment provisions in any of the Creditor Documents, Borrower shall pay to the applicable Creditors, as a mandatory prepayment on their respective LIFO Lender Obligations and, if applicable, the Restructuring Lender Obligations, the following amounts (collectively, the "Additional Prepayments") that shall be applied to such obligations as set forth below:

                           (i)      on February 28, 2003, $4,000,000; and

                           (ii)  on  August  31,   2003,   an  amount  equal  to
         $3,500,000 plus the amount of Special Reserve Funds held in the Cash Collateral Account on such date.

                  (b) Each Additional Prepayment shall be applied, first, to the LIFO Lender Obligations, if any, and, second, to the Restructuring Lender Obligations, on a pro rata basis; provided, however, that any voluntary prepayment of the Restructuring Lender Obligations made pursuant to the next sentence shall reduce the amounts of the Additional Prepayments in forward order of maturity. In addition, it is understood and agreed that any voluntary prepayment of the Restructuring Lender Obligations that is caused by an obligation of the Borrower to prepay Existing Credit Agreement Obligations as a result of currency fluctuations relating to the conversion or continuation of a LIBOR Loan (as defined in the Existing Credit Agreement) that is denominated in Euros (including any prepayment of the Noteholder Obligations and the Line of Credit Lender Obligations made so that the holders of such obligations share ratably in the aggregate amount prepaid) shall be a "Permitted Payment" for purposes of the Subordination Agreement.

         4. Monthly Reporting. Section 3.6 of the Restructuring Agreement is hereby amended and restated in its entirety as follows:

                  3.6 Additional Financial Reporting. Commencing on and after October 31, 2002, within thirty (30) days after the end of each month, Borrower will deliver to the Restructuring Lenders a monthly financial reporting package that includes the items set forth on Exhibit F hereto, and is otherwise in form and detail satisfactory to the Restructuring Lenders.

         5. Amendment to Financial Covenants. Section 3.8 of the Restructuring Agreement is hereby amended and restated in its entirety as follows:

                  3.8 Financial Covenants. The Restructuring Lenders and Borrower agree that the financial covenants set forth below shall replace the financial covenants set forth in Section 5.7(b), (c) and
         (d) of the  Existing  Credit  Agreement  and  Section  5.7 of the  Note
         Agreements. Borrower shall comply at all times with each of the following:

                           (a) Fixed Charge Coverage  Ratio.  Borrower shall not
                  suffer or permit at any time the Fixed Charge Coverage Ratio to be less than (i) .48 to 1.00 for the fiscal quarter of Borrower ending on or about November 30, 2002, (ii) .55 to
                  1.00 for the fiscal quarter of Borrower ending on or about February 28, 2003 and the previous fiscal quarter, (iii) .76 to 1.00 for the fiscal quarter of Borrower ending on or about May 31, 2003 and the two previous fiscal quarters, and (iv) .86 to 1.00 for the fiscal quarter of Borrower ending on or about August 31, 2003 and the three previous fiscal quarters.

                           (b) Consolidated EBITDA. Borrower shall not suffer or
                  permit at any time Consolidated EBITDA (as defined in the Existing Credit Agreement as in effect on the date hereof), for the most recently completed four fiscal quarters of Borrower, to be less than (i) $30,938,000 for the four fiscal quarter period of Borrower ending on or about August 31, 2002,
                  (ii) $25,900,000 for the four fiscal quarter period of Borrower ending on or about November 30, 2002, (iii)
                  $27,000,000 for the four fiscal quarter period of Borrower ending on or about February 28, 2003, (iv) $29,300,000 for the four fiscal quarter period of Borrower ending on or about May 31, 2003, and (v) $36,100,000 for the four fiscal quarter period of Borrower ending on or about August 31, 2003.

                           (c) Domestic EBITDA. Borrower shall not suffer or permit at any time Domestic EBITDA, for the most recently completed four fiscal quarters of Borrower, to be less than
                  (i) $31,670,000 for the four fiscal quarter period of Borrower ending on or about August 31, 2002, (ii) $28,200,000 for the four fiscal quarter period of Borrower ending on or about November 30, 2002, (iii) $29,800,000 for the four fiscal quarter period of Borrower ending on or about February 28, 2003, (iv) $30,200,000 for the four fiscal quarter period of Borrower ending on or about May 31, 2003, and (v) $34,400,000 for the four fiscal quarter period of Borrower ending on or about August 31, 2003.

                           (d) Consolidated Capital Expenditures. Borrower shall
                  not suffer or permit at any time Consolidated Capital Expenditures (as defined in the Existing Credit Agreement as in effect on the date hereof), for the most recently completed fiscal year of Borrower, to be greater than (i) $22,755,000 for the fiscal year of Borrower ending on or about August 31, 2002, and (ii) $20,591,000 for the fiscal year of Borrower ending on or about August 31, 2003.

         Provided, however, that any of the financial covenants set forth above will be adjusted to reflect the impact on such covenants for any fiscal quarter (and any testing period including such fiscal quarter) following the sale by any Company of any business unit sold prior to such fiscal quarter of Borrower.

         6. Special Reserve Funds. Section 3.10 of the Restructuring Agreement is hereby amended and restated in its entirety as follows:

                  3.10     Assignment of Commitments; Special Reserve Funds.
                           ------------------------------------------------

                  (a) Assignment of Commitments. Notwithstanding anything in the Existing Credit Agreement to the contrary, the Existing Banks shall be permitted to assign all or any portion of their respective Commitments (and all Existing Credit Agreement Obligations then owing to them) without the consent of Borrower.

                  (b) Special Reserve Funds. On and after October 31, 2002, Borrower shall maintain at least $6,000,000 of immediately available funds in the Cash Collateral Account, which funds shall be (i) in addition to all other amounts Borrower is required to maintain pursuant to Section 3.10 of the LIFO Restructuring Agreement and (ii) designated by the LIFO Agent as the "Special Reserve Funds" (such funds being referred to herein as the "Special Reserve Funds"). Borrower shall not use the Special Reserve Funds except as set forth herein. If, after the end of any fiscal quarter of Borrower, a Fixed Charge Deficit exists, then Borrower may use the Special Reserve Funds for the payment of interest and scheduled principal payments with respect to the Restructuring Lender Obligations and the LIFO Lender Obligations in accordance with the terms of the Restructuring Lender Documents and the LIFO Lender Documents. In addition, if at any time the amount of Special Reserve Funds is less than $6,000,000, then Borrower will deposit into the Cash Collateral Account any amounts that exist at the end of any fiscal quarter as a result of a Fixed Charge Surplus up to $6,000,000.

         7. Consent. The Restructuring Lender Documents prohibit the sale, lease, transfer or other disposition of assets by the Companies except as specifically permitted in such Restructuring Lender Documents. Borrower has advised the Restructuring Lenders that, in connection with settlement of a dispute, Borrower intends to sell to The Vaughn Group a software upgrade (the "Specified Property") currently owned by Borrower and used with an IBM AS/400 computer. Borrower has requested that the Restructuring Lenders consent to the sale of the Specified Property notwithstanding the restrictions set forth in the Restructuring Lender Documents. By signing this Amendment, the Restructuring Lenders hereby consent to the sale of the Specified Property on the terms and conditions described by Borrower to the Restructuring Lenders on the conditions that (i) no Termination Event shall exist under the Restructuring Agreement prior to or immediately after such sale of the Specified Property, and (ii) the proceeds of such sale shall be applied in accordance with the Subordination Agreement. The Collateral Agent is hereby authorized and instructed to authenticate and deliver any UCC partial release or other document necessary, in the opinion of the Collateral Agent, to effect the release of the Specified Property.

         8.       Consent  to  LIFO  Restructuring  Amendment.  Each  of the
Restructuring Lenders party hereto consents to and acknowledges the terms of Amendment No. 1 to the LIFO Restructuring Agreement (the "LIFO Restructuring Amendment") which is being entered into concurrently herewith.

         9. New Exhibit. The Restructuring Agreement is hereby amended by adding a new Exhibit F (Monthly Reporting Package) thereto in the form of Exhibit F attached hereto.

         10. Conditions Precedent. This Amendment shall become effective upon the satisfaction of the following conditions precedent:

         (a) this Amendment has been executed by the Credit Parties, the Restructuring Lenders and the Collateral Agent;

         (b) the LIFO Restructuring Amendment has been executed by the parties thereto;

         (c) Borrower has paid all legal fees and expenses of the Existing Credit Agreement Agent; and

         (d) Borrower has provided such other items and has satisfied such other conditions as may be reasonably required by the Restructuring Lenders.

         11. Representations and Warranties. Each Credit Party hereby represents and warrants to the Restructuring Lenders that (a) such Credit Party has the legal power and authority to execute and deliver this Amendment; (b) the officials executing this Amendment have been duly authorized to execute and deliver the same and bind such Credit Party with respect to the provisions hereof; (c) the execution and delivery hereof by such Credit Party and the performance and observance by such Credit Party of the provisions hereof do not violate or conflict with the organizational agreements of such Credit Party or any law applicable to such Credit Party or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against such Credit Party; (d) no Termination Event has occurred under the Restructuring Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) none of the Credit Parties nor any of their respective Subsidiaries has any claim or offset against, or defense or counterclaim to, any of its obligations or liabilities under the Restructuring Agreement or any Restructuring Lender Document; and (f) this Amendment constitutes a valid and binding obligation of such Credit Party in every respect, enforceable in accordance with its terms.

         12. Restructuring Agreement Unaffected. Each reference that is made in the Restructuring Agreement shall hereafter be construed as a reference to the Restructuring Agreement as amended hereby. This Amendment is a Restructuring Lender Document. Except as herein otherwise specifically provided, all provisions of the Restructuring Agreement shall remain in full force and effect and be unaffected hereby.

         13. Captions. The recitals to this Amendment (except for definitions) and the section captions used in this Amendment are for convenience only and do not affect the construction of this Agreement.

         14. RELEASE. AS A CONDITION PRECEDENT TO THE EFFECTIVENESS OF THIS AMENDMENT, AND IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED HEREIN AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, EACH CREDIT PARTY HEREBY HOLDS HARMLESS, RELEASES, ACQUITS AND FOREVER DISCHARGES THE EXISTING CREDIT AGREEMENT AGENT, THE COLLATERAL AGENT AND EACH RESTRUCTURING LENDER THAT IS A PARTY HERETO, THE RESPECTIVE PARTICIPANTS, SUBSIDIARIES, AFFILIATES, OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SERVANTS, ATTORNEYS AND REPRESENTATIVES, AS WELL AS THE RESPECTIVE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF ANY AND ALL OF THEM (COLLECTIVELY, THE "RELEASED PARTIES") FROM ANY AND ALL CLAIMS, DEMANDS, DEBTS, ACTIONS, CAUSES OF ACTION, SUITS, CONTRACTS, AGREEMENTS, OBLIGATIONS, ACCOUNTS, DEFENSES, OFFSETS AND LIABILITIES OF ANY KIND OR CHARACTER WHATSOEVER, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN CONTRACT OR IN TORT, AT LAW OR IN EQUITY, THAT ANY SUCH CREDIT PARTY EVER HAD, NOW HAVE, OR MIGHT HEREAFTER HAVE AGAINST ANY RELEASED PARTY, JOINTLY OR SEVERALLY, FOR OR BY REASON OF ANY MATTER, CAUSE OR THING WHATSOEVER OCCURRING BEFORE THE DATE OF THIS AMENDMENT, INCLUDING WITHOUT LIMITATION, ANY OF THE FOREGOING THAT RELATE TO, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, THIS AMENDMENT OR ANY RESTRUCTURING LENDER DOCUMENT. IN ADDITION, EACH CREDIT PARTY AGREES NOT TO COMMENCE, JOIN IN OR PROSECUTE ANY SUIT OR OTHER PROCEEDING THAT IS ADVERSE TO ANY OF THE RELEASED PARTIES ARISING DIRECTLY OR INDIRECTLY FROM ANY OF THE FOREGOING MATTERS. THE CREDIT PARTIES AGREE TO INDEMNIFY AND HOLD HARMLESS THE RELEASED PARTIES FROM ANY LOSS OR DAMAGES, CLAIMS, COSTS AND ATTORNEY FEES OR EXPENSES ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT OR ANY RESTRUCTURING LENDER DOCUMENT.

         15. Counterparts This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         16. Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

                  [Remainder of page intentionally left blank.]

         17. JURY TRIAL WAIVER. EACH OF THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THEM, OR ANY OF THEM, ARISING OUT OF, IN CONNECTION WITH, RELATED TO OR INCIDENTAL TO THE
RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THE RESTRUCTURING AGREEMENT, THIS AMENDMENT OR ANY DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE ABILITY OF ANY OF THE UNDERSIGNED TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG THE UNDERSIGNED.

         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

                                      BORROWER:

                                     AMCAST INDUSTRIAL CORPORATION

                                     By: /s/ Francis J. Drew
                                     Name: Francis J. Drew
                                     Title: Vice President, Finance

                                      GUARANTORS:

                                     ELKHART PRODUCTS CORPORATION

                                     By: /s/ Francis J. Drew
                                     Name: Francis J. Drew
                                     Title: Vice President

                                     AMCAST AUTOMOTIVE OF INDIANA,

                                     By: /s/ Francis J. Drew
                                     Name: Francis J. Drew
                                     Title: Vice President

                                     AS INTERNATIONAL, INC.

                                     By: /s/ Francis J. Drew
                                     Name: Francis J. Drew
                                     Title: Vice President

                                     IZUMI, INC.

                                     By: /s/ Francis J. Drew
                                     Name: Francis J. Drew
                                     Title: Vice President

                                     AMCAST CASTING TECHNOLOGIES, INC.

                                     By: /s/ Francis J. Drew
                                     Name: Francis J. Drew
                                     Title: Vice President

                                     AMCAST INDUSTRIAL FINANCIAL
                                        SERVICES, INC.

                                     By: /s/ Francis J. Drew
                                     Name: Francis J. Drew
                                     Title: Vice President

                                     AMCAST INVESTMENT SERVICES
                                        CORPORATION

                                     By: /s/ Francis J. Drew
                                     Name: Francis J. Drew
                                     Title: Vice President

                                     CASTING TECHNOLOGY COMPANY
                                         By: Amcast Casting Technologies, Inc.,
                                         a General Partner

                                         By: /s/ Francis J. Drew
                                         Name: Francis J. Drew
                                         Title: Vice President

                                       RESTRUCTURING LENDERS:

                                         KEYBANK NATIONAL ASSOCIATION,
                                           as Existing Credit Agreement Agent,
                                           an Existing Credit Agreement Bank, a
                                           Line of Credit Lender and as the
                                           Collateral Agent

                                         By: /s/ Dale A. Clayton
                                         Name: Dale A. Clayton
                                         Title: Vice President

                                         THE BANK OF NEW YORK

                                         By: /s/ Stephen C. Brennan
                                         Name: Stephen C. Brennan
                                         Title: Vice President

                                         BANK ONE INDIANA, N.A.

                                         By: /s/ Richard Babcock
                                         Name: Richard Babcock
                                         Title: First Vice President

                                         CREDIT AGRICOLE INDOSUEZ

                                         By: /s/ Frederik W. Aase
                                         Name: Frederik W. Aase
                                         Title: Vice President

                                         and /s/ Joseph D. Catarina
                                         Name: Joseph D. Catarina
                                         Title: Vice President

                                         NATIONAL CITY BANK

                                         By: /s/ Neal J. Hinker
                                         Name: Neal J. Hinker
                                         Title: Senior Vice President

                                         U.S. BANK NATIONAL  ASSOCIATION
                                         (successor to Firstar Bank, N.A.),
                                           as an Existing Credit Agreement Bank
                                           and a Line of Credit Lender

                                         By: /s/ Greg Wilson
                                         Name: Greg Wilson
                                         Title: VP


                                         COMERICA BANK

                                         By: /s/ Sarah N. Riggs
                                         Name: Sarah N. Riggs
                                         Title: Account Officer


                                         INTESABCI - NEW YORK BRANCH

                                         By:
                                         Name:
                                         Title:

                                         and
                                         Name:
                                         Title:


                                         UNICREDITO ITALIANO SPA

                                         By:
                                         Name:
                                         Title:

                                         and
                                         Name:
                                         Title:

                                         SAN PAOLO IMI S.p.A.

                                         By: /s/ Luca Sacchi
                                         Name: Luca Sacchi
                                         Title: VP

                                         and /s/ Carlo Persico
                                         Name: Carlo Persico
                                         Title: General Manager


                                         PRINCIPAL LIFE INSURANCE
                                            COMPANY

                                         By: /s/ Debra Svoboda Epp
                                         Name: Debra Svoboda Epp
                                         Title: Counsel

                                         and /s/ Christopher J. Henderson
                                             ----------------------------
                                         Name: Christopher J. Henderson
                                         Title: Counsel

                                         THE NORTHWESTERN MUTUAL LIFE
                                            INSURANCE COMPANY

                                         By: /s/ Jeffrey J. Leuken
                                         Name: Jeffrey J. Leuken
                                         Title:  Its Authorized Representative

                                    Exhibit F

                    Description of Monthly Reporting Package

1. Consolidated operating statements (Month & YTD) vs. Plan vs. prior year by facility

2.       13 week running cash flow report

3.       Income statements by facility-trend report

4.       Balance sheets by facility-trend report

5.       Accounts Receivables - borrowing base -consolidated and by facility

6. Cash call weekly trend reports by facility. Tracks inventory , past dues, labor cost, capital expenditures and headcount

7. Cash call end of month report -tracks by facility: receivables, payables, capital expenditures and performance cash flow.

8.       Capital Expenditures - formal Amcast report

9.       Cost Reductions -formal Amcast report

10.       Manning status-formal Amcast report

11.      Past due receivable trend report- consolidated, by facility

12.       Profit drivers- formal Amcast report

13.       Report of major new projects, concerns, etc -"State of Amcast"


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